Registration No. 333-
                                                                       --------

As  filed  with  the  Securities  and  Exchange  Commission  on  July  21,  2003
                                                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ------------------------------
                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                     95-0201235
              (State or other jurisdiction of     (I.R.S. Employer
             incorporation or organization)     Identification No.)

                            248 EAST ALTAMONTE DRIVE
                        ALTAMONTE SPRINGS, FLORIDA, 32701
                    (Address of principal executive offices)

                            2003 CONSULTANT SERVICES
                            (Full title of the plan)

                                                         Copy to:
      Michael S. Pagnano
    Chief Executive Officer                       Russell T. Alba, Esquire
    248 EAST ALTAMONTE DRIVE                          Foley & Lardner
 ALTAMONTE SPRINGS, FLORIDA, 32701            100 North Tampa Street, Suite 2700
        (407) 331-6272                              Tampa, Florida  33602
(Name, address and telephone number,                   (813) 229-2300
including area code, of agent for service)

                         ----------------------------------


                        CALCULATION OF REGISTRATION FEE

Title of           Amount to be      Proposed        Proposed Maximum        Amount of
Securities to be    Registered       Maximum        Aggregate Offering   Registration Fee
Registered                        Offering Price          Price
                                    Per Share
Common Stock,      34,000,000        $.028(1)         $952,000.00 (1)          $77.02
..001 par value

(1)     Estimated  pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose  of  calculating  the  registration  fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on July  16, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
                  -------------------------------------------

     The following documents have been previously filed by The World Golf League, Inc. (the "Company") with the Commission and are incorporated herein by reference:
     (a) The Company's Annual Report on Form 10-KSB filed on April 14, 2003, and all subsequent amendments filed thereto, for the fiscal year ended December 31, 2002, which includes audited financial statements as of and for the year ended December 31, 2002.
     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
          "Exchange  Act"),  since  April  26,  2002.
     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration
          Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

ITEM  4.          DESCRIPTION  OF  SECURITIES.
                  ---------------------------

     Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
                  -------------------------------------------

     Not  applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
                  ---------------------------------------------

     Section 145 of the Delaware General Corporation Law, the "Delaware GCL", permits our board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of ours, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Delaware GCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.
                  --------------------------------------

     Not  Applicable.

ITEM  8.          EXHIBITS.
                  --------

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:





EXHIBIT NO.                       EXHIBIT
------------                     --------

       (4.1)  2003 Consulting Services Agreement with Scott Elliott

       (4.2)  2003 Consulting Services Agreement with Harvey Levin

         (5)  Opinion of Foley & Lardner

      (23.1)  Consent of Parker & Co.

      (23.2)  Consent of Foley & Lardner (contained in Exhibit 5 hereto)

        (24)  Power of Attorney relating to subsequent amendments
              (included on the signature page to this Registration Statement)


ITEM  9.          UNDERTAKINGS.
                  ------------

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ALTAMONTE SPRINGS, and State of Florida, on this 21st day of July, 2003.

                                          WORLD  GOLF  LEAGUE,  INC.



                                          By: /s/ Michael S. Pagnano
                                             ----------------------------
                                              Michael  S.  Pagnano
                                              Chief  Executive  Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George S. Bernardich, III his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.




SIGNATURE                                 TITLE                      DATE
------------------                        -------                   -------



/s/ Michael S. Pagnano            Chief Executive Officer        July 21, 2003
-----------------------           (Principal Executive Officer)
Michael S. Pagnano

/s/ Michael S. Pagnano            Chief Executive Officer        July 21, 2003
-----------------------           (Principal Executive Officer)
Michael S. Pagnano

/s/ Michael S. Pagnano            Director                       July 21, 2003
-----------------------
Michael S. Pagnano

/s/ William Page
------------------                Director                       July 21, 2003
William Page

/s/ King Simmons
------------------                Director                       July 21, 2003
King Simmons


                                  EXHIBIT INDEX

              THE WORLD GOLF LEAGUE, INC. 2003 CONSULTANT SERVICES


EXHIBIT NO.                          EXHIBIT
------------  -------------------------------------------------------



       (4.1)  2003 Consulting Services Agreement with Scott Elliott

       (4.2)  2003 Consulting Services Agreement with Harvey Levin

         (5)  Opinion of Foley & Lardner

      (23.1)  Consent of Parker & Co.

      (23.2)  Consent of Foley & Lardner (contained in Exhibit 5 hereto)

        (24)  Power of Attorney relating to subsequent amendments
             (included on the signature page to this Registration Statement)